UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2018

RISE GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 – 669 Howe Street

Vancouver, British Columbia

Canada

(Address of principal executive offices)

V6C 0B4

(Zip Code)

Registrant’s telephone number, including area code:  (604) 260-4577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e -4)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❑

Item 8.01

Other Events.

On May 15, 2018 Rise Gold Corp. (the “Company”) completed the purchase of 82 acres of fee-simple land (the “Mill Site Property”) adjacent to the historic New Brunswick mine shaft by making a final payment of US$400,000.  The total of the payments made to acquire the undivided 100% interest in the Mill Site Property was US$1,900,000.  Rise Gold has invested a total of US$3,900,000 for the purchase of private land in Nevada County, California and now owns 175 acres of industrial zoned fee-simple land in Nevada County, California along with 2,800 acres of private mineral rights which encompasses the Idaho-Maryland Gold Project.

The Company has purchased the Mill Site Property to support the exploration and future development of the Idaho-Maryland Gold Project.  The Mill Site Property is located adjacent to the New Brunswick mine shaft. Prior to 1991, the Mill Site Property hosted a major commercial lumber mill and 55,000 ft2 of industrial buildings.  All buildings have subsequently been removed.  The Property has a leveled area of approximately 40 acres and a large water-recycle pond which was constructed in 1988.  The pond has a surface area of approximately 3.7 acres and a design capacity of approximately 40 acre-feet. Records indicate that the pond is lined with a 2 ft layer of clay and was designed by a registered civil engineer.

Item 9.01

Financial Statements and Exhibits.

Exhibit

No.

Description

99.1

Press release dated May 23, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 23, 2018

RISE GOLD CORP.

/s/ Benjamin Mossman
Benjamin Mossman
Chief Executive Officer